PROMISSORY NOTE


US$650,000.00                                                Mahwah, New Jersey

                                                              December 31, 1997


      FOR VALUE RECEIVED, George Morgenstern (the "Borrower"), hereby promises to pay to the order of DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Lender"), at the office of the Lender at 200 Route 17, Mahwah, New Jersey 07430, the principal sum of Six Hundred Fifty Thousand Dollars ($650,000.00) in lawful money of the United States of America plus interest from the date hereof on such principal amount hereof at the rate of 7% per annum, payable in like funds, at said offices.

      The principal amount of this Note and interest thereon shall be payable as follows: (i) one hundred five (105) bi-weekly payments of $3,000 each, commencing on January 2, 1998; (ii) four (4) annual payments of $72,000 each, commencing on December 31, 1998; and (iii) one (1) final payment of the then unpaid principal amount of the Note and all interest accrued thereon, on December 31, 2001. All installments shall be applied first against any accrued and unpaid interest and then against principal.

      By written notice to the Borrower, this Note shall be declared immediately due and payable in full in the event that any overdue payment of principal or interest is not paid in full within thirty (30) days after such notice.

      The Borrower shall have the right to prepay this Note in whole or in part, without premium or penalty. The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      This Note will be secured by a guarantee of Florence Morgenstern (the "Guarantor") and by the recording of a mortgage lien on the Guarantor's leasehold interest in the apartment identified in the Israel Land Registry in Jerusalem as Parcel 6 in Block 30165, Apartment 17, Building 1 (the "Apartment").

      The outstanding principal of this Note and all interest accrued thereon shall be due and payable upon the sale of the Guarantor's leasehold interest in the Apartment.

      IN WITNESS WHEREOF, the undersigned has executed this Note this 31st day of December, 1997.


                                        /s/ George Morgenstern
                                        ----------------------
                                        George Morgenstern

                                    GUARANTEE


      FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees the punctual payment when due, at stated maturity, by acceleration or otherwise, of all obligations now or hereafter existing of George Morgenstern under that certain Promissory Note dated December 31, 1997 in the principal amount of Six Hundred Fifty Thousand Dollars ($650,000.00).

      This guarantee will be secured by recording of mortgage lien on the Guarantor's leasehold interest in the apartment identified in the Israel Land Registry in Jerusalem, where the lease was registered in the Guarantor's name on December 15, 1996, as Parcel 6 in Block 30165, Apartment 17, Building 1.

      The Guarantor waives notice of acceptance of this guarantee by the Borrower and notice of presentment, demand for payment, protest and any notices of default in the payment of the Note.

      The Guarantor represents that at the time of execution and delivery of this Guarantee, no condition or breach of any obligation exists to impair the effectiveness of the liability of the Guarantor to the Lender hereunder or the immediate taking effect of this Guarantee as the sole agreement between the Guarantor and the Lender with respect to guaranteeing the Borrower's obligations to the Lender under the Note.

      The Guarantor waives any requirement that the Lender or its successors or assigns, first make demand upon, or seek to enforce remedies against, the Borrower before seeking to enforce this Guarantee.

      The whole of this Guarantee is herein set forth and there is no verbal or other written agreement, and no understanding or custom, affecting the terms hereof. This Guarantee may be modified only by a written instrument signed by the party to be charged therewith.

      This Guarantee is delivered and made in, and shall be construed pursuant to the laws of, the State of New York and is legally binding in accordance with the terms and conditions contained herein upon the Guarantor and its legal representatives, successors or assigns.

      IN WITNESS WHEREOF, the undersigned has executed this Guarantee this day 31st of December 1997.


                                                      /s/ Florence Morgenstern
                                                      ------------------------
                                                      Florence Morgenstern

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF ROCKLAND      )

On the 31st day of December 1997 before me personally came Florence Morgenstern, to me known to be the individual who executed the foregoing instrument, and acknowledged that she executed the same.



                                                ------------------
                                                     Notary Public